EXHIBIT 99.2



             MID-AMERICA APARTMENT COMMUNITIES, INC.

               Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Courtyards at Campbell Apartments)

                  Year ended December 31, 1997

                  Independent Auditors' Report


The Board of Directors
Mid-America Apartment Communities, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Courtyards at Campbell Apartments (the Acquisition Property), as described in Note 1, for the year ended December 31, 1997. This Historical Summary is the responsibility of the Acquisition Property's management. Our responsibility is to express an opinion on this Historical Summary for the Acquisition Property based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary for the Acquisition Property. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary for the Acquisition Property. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary for the Acquisition Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                   KPMG Peat Marwick LLP

Memphis, Tennessee
August 14, 1998

             MID-AMERICA APARTMENT COMMUNITIES, INC.

Historical Summary of Gross Income and Direct Operating Expenses
               (Courtyards at Campbell Apartments)

                  Year ended December 31, 1997



Gross income - total revenue                        $ 1,666,215

Direct operating expenses:
  Operating expenses                                    362,206
  Real estate taxes                                     241,761
  Repairs and maintenance                               124,466
                                                    -----------
                                                        728,433
       Gross income in excess                       -----------
         of direct operating expenses              $    937,782
                                                    ===========


See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses for the Acquisition Property.

             MID-AMERICA APARTMENT COMMUNITIES, INC.

           Notes to Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Courtyards at Campbell Apartments)

                        December 31, 1997


(1)  Accounting Policies

     Description

     The accompanying financial statement includes the operations of Courtyards at Campbell Apartments (the Acquisition Property) owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the Company) and Mid-America Apartments, L.P. (the Operating Partnership). The Acquisition Property, a multi-family residential property located in Dallas, Texas was acquired by a subsidiary of the Operating Partnership on July 21, 1998 and contains 231 apartment units.

     Basis of Presentation

     The accompanying financial statement is not representative of the actual operations for the period presented. Certain expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in future operations of the property. Expenses excluded consist of depreciation and amortization, management fees and other costs not directly related to the future
     operations of the Acquisition Property.   Operating expenses
     include payroll, utilities, advertising, and other general and administrative costs. Management is not aware of any material factors relating to this Acquisition Property that would cause this financial statement not to be indicative of future operating results as related to gross income and direct operating expenses.

     Income Recognition

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

                           (Continued)
                                2

             MID-AMERICA APARTMENT COMMUNITIES, INC.

           Notes to Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Courtyards at Campbell Apartments)



(2)  Pro Forma Taxable Operating Results and
          Funds Generated From Operations (Unaudited)

     The pro forma table reflects the taxable operating results and funds generated from operations of the Acquisition Property for the twelve months ended June 30, 1998 as adjusted for certain items which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

          Pro forma net operating income (exclusive of
          depreciation and amortization)                 $ 928,524
          Less estimated depreciation expense              369,420
                                                         ---------
          Pro forma taxable operating income               559,104
          Add depreciation not requiring outlay of funds   369,420
                                                         ---------
          Pro forma funds generated from operations      $ 928,524
                                                         =========

     Depreciation for the buildings is estimated using a straight-line method over a 25-year life.